                                                                   EXHIBIT 10.39
                                                                   -------------

                          NUMERICAL TECHNOLOGIES, INC.
                          ----------------------------

                              PRODUCTION LICENSE*


     This PRODUCTION LICENSE (this "Agreement") is entered into as of the 31st day of December, 2000 ("Effective Date") by and between United Microelectronics Corporation, ("UMC"), and Numerical Technologies, Inc. ("Numerical Technologies"), and describes the terms and conditions pursuant to which Numerical Technologies shall license to UMC and support certain patents and software. In consideration of the mutual promises and upon the terms and conditions set forth below, the parties agree as follows:

1.  Definitions.
    ------------

1.1 "Average Sale Price" means the average price actually charged by UMC for Royalty Bearing Wafers during a particular calendar quarter, calculated using gross revenues of Royalty Bearing Wafers, as determined in accordance with UMC normal and customary business records and under Taiwan GAAP, less Standard Deductions. Average Sale Price shall exclude any Backend Processing and shall be based on the value at Wafer Out at the fab.

1.2 "Backend Processing" means the processing of a wafer after wafer out, and includes for example and without limitation, packaging.


1.3 "Confidential Information" means any information disclosed by either party to the other party, either directly, in writing, orally or by inspection of tangible objects (including without limitation, documents, prototypes and samples) which is marked "confidential," "proprietary" or some similar designation. Information communicated verbally or in non-tangible form shall be considered "Confidential Information" if such information is designated as confidential at the time of disclosure and is confirmed in writing as being confidential within thirty (30) days after disclosure. Confidential Information shall include without limitation, PSM Software.

1.4 "Customer PSM Technology" means that PSM Technology or PSM Documentation relating to technology parameters, yield information, etc. typically disclosed by UMC to customers or potential customers for such customer's evaluation purposes and implementation purposes and pursuant to an appropriate non-disclosure agreement.

1.5 "Derivative Works" shall have the meaning set forth in the U.S. copyright code as interpreted by applicable case law.

1.6 "Designated Seat" means a single UMC workstation licensed hereunder for Use of the PSM Software.

1.7 "Design Service" means a business relationship in which UMC designs some or all of the integrated circuits for a third party which distributes or markets such integrated circuits under a trademark different than UMC's.

1.8   "Flows" means a collection of UMC Scripts.
__________________

    * Certain information in this document has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

1.9  "IDF" means the following companies: (1)*, (2)*, (3)*, (4)* and (5)*.

1.10 "List of Customers" means that written list of UMC's customers or potential customers which: (1) UMC shall provide to Numerical Technologies within 30 days of expiration or termination of this Agreement; and (2) includes only the identification of (a) customers with products in test or production as of the date of such termination or expiration, and (b) customers or potential customers who had initiated discussions with UMC for a specific product using a specific UMC Process (meaning a semi-conductor process generation used by UMC to manufacture wafers (e.g. 0.25 um, 0.18 um) on or before the date of termination or expiration; and (3) includes the process generation to be used by such customer or potential customer.

1.11 "Maintenance and Support" means the services described in Section 7.

1.12 "NTI Enhancement" means a modification of the PSM Technology or PSM Software made by and/or for Numerical Technologies where such enhancement is based on information or input of UMC based on which UMC could claim any rights in such modification absent this Agreement.

1.13 "Production Royalties" means those royalties UMC shall pay Numerical Technologies for the fabrication of Royalty Bearing Wafers, based on the royalty rates set forth herein.

1.14 "Production Wafer" means a wafer, manufactured at any UMC Wafer Fabrication Site which is provided to a third party. Production Wafers shall include all wafers split into integrated circuits for further sale by UMC. Production Wafers shall not include wafers that: (1) are scrapped or returned (and not resold);
(2) wafers that are provided to third parties solely for product design or testing, or (3) wafers which are not provided to third parties.

1.15 "PSM Documentation" shall mean any documents provided by Numerical Technologies pursuant to this Agreement describing the PSM Technology, PSM Software or PSM Patents.

1.16 "PSM Software" means the following software: iN-Phase v. X.x (iN-Phase Design, iN-Phase OPC, iN-Phase Verification), Model Generator v. X.x and Rule Generator v. X.x, and all Updates provided by Numerical Technologies under this Agreement.

1.17 "PSM Technology" means a use of two masks, or reticles, for defining a layer of material in an integrated circuit. The first mask or reticle has phase shifting areas in an opaque field for defining at least a transistor gate. The second mask or reticle has opaque areas and clear areas. The opaque areas define an interconnect structure in the layer to interconnect the transistor gate with other structures in the layer. The opaque areas also prevent erasure of the transistor gate. The clear areas further define the interconnect structure.

1.18 "PSM Patents" means U.S. Patent No. 5,858,580 (and any continuations or divisional applications thereof, and any foreign counterparts thereto), and any other semiconductor process patent owned or controlled by Numerical Technologies that is useful or necessary to use or implement PSM Technology.

1.19 "Royalty Bearing Wafer" means Production Wafers that: (i) infringe U.S. patent 5,858,580 (and any continuations or divisional applications thereof, and any foreign counterparts thereof) or are made using a process that infringes U.S. patent 5,858,580 (and any continuations or divisional applications thereof, and any foreign counterparts thereof), or (ii) infringe any other PSM Patent or are made using a process that infringes such PSM Patents and UMC chooses to have such Production Wafers covered by the licenses granted herein. Any wafers manufactured by UMC that are not considered Royalty Bearing Wafers under this Agreement shall be unlicensed wafers.

1.20 "Standard Deductions" (a) normal and customary rebates, and cash and trade discounts actually given, (b) amounts allowed or credited due to returns (not to exceed the original billing or invoice amount), and (c) sales, use and/or other excise taxes or duties actually paid, (d) the cost of any packages and packing,
(e) insurance costs and outbound transportation charges prepaid or allowed, and
(f) import and/or export duties actually paid..

1.21 "Taiwan GAAP" means Generally Accepted Accounting Procedures used in Taiwan. In the event that any amounts owing under this Agreement to Numerical Technologies are materially less than what would have been paid had the relevant books and records been kept in accordance with GAAP based in

__________________

    * Certain information in this document has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

the U.S., UMC agrees to pay the full extent of such difference; provided that Numerical Technologies shall be solely responsible for all costs associated with calculating amounts using U.S. GAAP whether incurred by Numerical Technologies auditors or incurred by UMC to verify such results.

1.22 "UMC" shall mean United Microelectronic Corporation, its majority owned non-fabrication subsidiaries, and all UMC Wafer Fabrication Sites.

1.23 "UMC Enhancement" means a modification of any UMC manufacturing process, recipes, and/or manufacturing, fabrication, assembly and/or test techniques or any other UMC technology made by and/or for UMC where such enhancement is based upon information or input of Numerical Technologies based on which Numerical Technologies could claim any rights in such modification absent this Agreement.

1.24 "UMC Wafer Fabrication Site" means (i) a facility used for the manufacture of wafers in which is wholly owned by UMC; (ii) a facility used for the manufacture of wafers in which UMC owns or controls thirty percent (30%) or more of the stock or other equity interest entitled to vote for the election of directors or equivalent governing body of the entity that owns or controls the facility and which UMC notifies Numerical Technologies in writing of UMC's intention to include such facility within the definition of UMC Wafer Fabrication Site under this Agreement; and (ii) any other facility for the production of Production Wafers approved by Numerical Technologies in writing.

1.25 "Update" means a release or version of the Software containing functional enhancements, extensions, error corrections or fixes that is generally made available free of charge (other than media and handling charges) to Numerical Technologies' customers who have contracted for Maintenance and Support.

1.26 "UMC Scripts" means that software which is created by or for UMC (including, without limitation, by NTI) following the Effective Date of this Agreement which allows for the communication of data between the PSM Software and software other than Numerical Technologies' software.

1.27 "Use" means utilization of the PSM Software by UMC by no more than the number of Designated Seats as set forth on Exhibit B, by copying or transferring
                                           ---------
the same into UMC's computer equipment.

2.  Grant of License.
    -----------------

2.1  Patent License.  Subject to the terms and conditions of this Agreement,
     --------------
Numerical Technologies grants to UMC a time-limited, non-transferable, non-exclusive, worldwide right and license under the PSM Patents to (1) make Royalty Bearing Wafers at UMC Wafer Fabrication Sites, and (2) to use, sell, offer to sell, import or export Royalty Bearing Wafers made at UMC Wafer Fabrication Sites. UMC has no right to use the rights granted herein to provide Design Services to third parties unless UMC also makes the subject Production Wafers under this Agreement. UMC has no right to sublicense the rights granted herein in Section 2.1(1), but may sublicense the rights granted in Section 2.1(2).

2.2  Copyright Licenses.
     ------------------

     Subject to the terms and conditions of this Agreement, Numerical Technologies hereby grants to UMC a time-limited, non-exclusive and non-transferable license under Numerical Technologies' copyrights: (a) to reproduce and Use the PSM Software for the purpose of the production of Production Wafers at UMC Wafer Fabrication Sites, (b) to use, reproduce and modify the PSM Documentation in connection with the manufacture of Production Wafers, anc (c) to create UMC Scripts and Flows. UMC has no right to sublicense the rights granted herein.

     Subject to the terms and conditions of this Agreement, UMC hereby grants to Numerical Technologies a time-limited, non-exclusive and non-transferable license under UMC's copyrights in the UMC Scripts and Flows to use, reproduce and make Derivative Works thereof solely as necessary to fulfill its obligations under this Agreement. Numerical Technologies has no right to sublicense the rights granted herein, and shall under no circumstances disclose UMC Scripts and Flows or Derivative Works thereof to any third party, except as such disclosure is required in connection with the enforcement of this Agreement or rights under this Agreement, or to the extent that Numerical Technologies is required to make such disclosure pursuant to any applicable law (provided that Numerical Technologies shall provide reasonable prior notice to UMC of such disclosure).

     (c) Numerical Technologies grants UMC a worldwide, non-exclusive, time-limited right to reproduce and distribute Customer PSM Technology to UMC customers or potential customers subject to the terms of an appropriate non-disclosure agreement.

2.3  Delivery.  Numerical Technologies shall issue to UMC, as soon as
     --------
practicable, machine-readable copies of the PSM Software as set forth in Exhibit
                                                                         -------
A, along with one (1) copy of the appropriate Documentation.
-

2.4  Copies.  UMC will be entitled to make a reasonable number of machine-
     ------
readable copies of the PSM Software for backup or archival purposes. UMC may not copy the PSM Software, except as permitted by this Agreement. UMC shall maintain accurate and up-to-date records of the number and location of all copies of the PSM Software and provide such information to Numerical Technologies upon a written request from Numerical Technologies.. All copies of the PSM Software will be subject to all terms and conditions of this Agreement. Whenever UMC is permitted to copy or reproduce all or any part of the PSM Software, all titles, trademark symbols, copyright symbols and legends, and other proprietary markings must be reproduced.

3.  License Restrictions
    --------------------

3.1  Designated Seat. Except as permitted under  Section 4.2, UMC shall not
     ---------------
allow access to any licensed copy of the PSM Software unless and until UMC has paid Numerical Technologies the license fees for such Designated Seat..

3.2  Reservation.  Except for the limited and express licenses granted to UMC
     -----------
under 2, Numerical Technologies does not grant proprietary or intellectual property rights to the PSM Software, PSM Documentation, or any other copyrights, patents, of Numerical Technologies.

3.3  Other Restrictions.  UMC agrees that it will not itself, or through any
     ------------------
parent, subsidiary, affiliate, agent or other third party:

sell, lease, license or sublicense (except as expressly provided in Section 2 of this Agreement) the PSM Software or the PSM Documentation;

decompile, disassemble, or reverse engineer the PSM Software, in whole or in part;

except as expressly provided in Section 2, write or develop any Derivative Works of the PSM Software or PSM Documentation;

use the PSM Technology or the PSM Software to provide processing services to third parties without the concomitant production of the subject Production Wafers, or otherwise use the PSM Software on a time-share, application service provider, or 'service bureau' basis; or

provide, disclose, divulge or make available to, or permit use of the PSM Technology or the PSM Software by any third party without Numerical Technologies' prior written consent except as otherwise permitted under other provisions of this Agreement.

3.4  No Implied Licenses.  No licenses are to be implied from any term of this
     -------------------
Agreement other than the licenses expressly granted herein.

3.5  Ownership.
     ---------

     (a) By Numerical Technologies.  Numerical Technologies shall own all right,
         -------------------------
title and interest in intellectual property owned by Numerical Technologies prior to this Agreement, PSM Software and PSM Documentation provided by Numerical Technologies, and NTI Enhancements, including all intellectual property rights therein (collectively, the "NTI-IP").

     Numerical Technologies shall have the exclusive rights to apply for and register any patents, mask work rights, copyrights and such other proprietary protections with respect to the NTI-IP.

     (b)  By UMC.
          ------

     UMC shall own all right, title and interest (i) the UMC's intellectual property owned by UMC prior to this Agreement and all UMC Enhancements, (ii) UMC Scripts and Flows, and (iii) all Derivative Works of the PSM Documentation created by UMC subject to NTI's ownership rights in the underlying PSM Documentation, and all intellectual property rights therein (collectively, the "UMC-IP").

     UMC shall have the exclusive rights to apply for and register any patents, mask work rights, copyrights and such other proprietary protections with respect to the UMC-IP.

  (c) Joint Ownership.  In the event any modification is or could be considered
      ---------------
both a NTI Enhancement and UMC Enhancement, it shall be jointly owned by the parties and each party may exploit such modification within the scope of the definitions of UMC Enhancement and NTI Enhancement.

4.  Royalties, License Fees and Taxes.
    ----------------------------------

4.1  Production Royalties.  In consideration of the license granted pursuant to
     --------------------
Section 2.1 and 2.2 and the right to undertake production granted therewith, UMC agrees to pay Numerical Technologies the Production Royalties according to the following formula:

Number of Royalty Bearing Wafers x Average Sale Price x Royalty Rate = Production Royalties

The Royalty Rate shall be listed on Exhibit A hereto.
                                    ---------

4.2  Software Price Limit.  Until the completion of the third milestone as set
     --------------------
forth in Exhibit C, Numerical Technologies shall license the PSM Software to UMC
         ---------
in accordance herewith at no cost. Upon completion of the third milestone, if UMC should desire to continue Use of the PSM Software, UMC shall so notify Numerical Technologies, and Numerical Technologies shall offer volume discounting for licenses to Designated Seats (which shall include the Maintenance Fees set forth in Section 4.8 below); provided that such pricing shall not exceed $* per year per Designated Seat (inclusive of taxes and support) ("Software Fees"). Any further Use of the PSM Software by UMC shall only be pursuant to the purchase of a license or licenses to Designated Seats.

4.3  UMC Preferred Pricing.
     ---------------------

(a) In the event that Numerical Technologies grants or has granted, any IDF a license to PSM Patents that sets forth a more favorable per wafer royalty rate than that set forth in Exhibit A, then Numerical Technologies shall offer, within 30 days of the effective date of such agreement, the same royalty rates to UMC; provided that UMC must also accept the same or substantially similar terms as those contained within a binding agreement with such IDF in the following areas: (1) term (duration) of the agreement, (2) the same indemnification and limitation of liability terms (3) the same minimum wafer production commitments, and (4) the same maximum wafer production commitments. Notwithstanding this Section 4.3(a), Numerical Technologies shall not be obligated to offer such terms to UMC where the agreement with such IDF: (1) grants back to NTI, material license rights or ownership rights to material technology, or (2) provides for the payment of material fees to Numerical Technologies for Numerical Technologies' future technology.

(b) In the event that Numerical Technologies grants, in agreements executed after the execution of this Agreement, any IDF a license to PSM Software that sets a more favorable license fee than that charged to UMC pursuant to Section
4.2 above, then Numerical Technologies shall, within 30 days of the effective date of such agreement, offer the same license fees to UMC; provided that UMC must also accept the same or substantially similar terms as those contained within a binding agreement with such IDF in the following areas: (1) number of seats licensed; (2) term (duration) of the agreement, and (3) the same indemnification and limitation of liability terms.

(c) Except as expressly provided in this Section 4.3, Numerical Technologies shall have no obligation to provide more favorable pricing than that set forth in this Agreement. In the event that the parties adjust the Royalty Rate or
   --------------
Software Fees pursuant to this Section 4.3, the parties shall amend this Agreement in writing and Numerical Technologies shall not be obligated to refund or return to UMC any royalties owed to Numerical Technologies before such change in Royalty Rates went into effect unless Numerical Technologies fails to offer such amended terms to UMC in a timely manner as set forth herein.

4.4  Taxes.  Numerical Technologies shall pay any taxes, duties, or similar
     -----
charges imposed by any government on the licenses of the PSM Patents and PSM Software, or any other Numerical Technologies' product or service which is levied based on this Agreement, except taxes based on the net income, capital or net worth of UMC, or sales by UMC. Numerical Technologies shall be responsible for any withholding or similar taxes due on any fees or royalties paid by UMC hereunder. The parties shall cooperate to mutually reduce the tax burden to each, and shall make all filings and take such other actions as are required by applicable law to obtain the lowest tax rate, and shall promptly provide the other party official tax receipts evidencing any such payment. If either party assigns this Agreement to a subsidiary or affiliate and, as a result of such assignment an increased tax burden is incurred by the non-assigning party, such assigning party shall pay the non-assigning party any excess amount incurred by virtue of the assignment.

__________________

    * Certain information in this document has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

4.5  Late Payments.  All amounts payable by either party to the other party
     -------------
under this Agreement shall be due and payable within 30 days of the date of invoice in U.S. Dollars. Any currency conversions required in calculating Production Royalties shall be made using the published, independent third party currency conversion rates that are used by UMC for its own recordkeeping and financial reporting purposes. UMC current procedures for currency conversion are set forth in Exhibit E. In the event UMC changes its procedures for currency conversion and Numerical Technologies reasonably objects to such change, the parties will mutually agree upon an acceptable procedure or revert back to the procedure used prior to the change by UMC. UMC shall send Numerical Technologies a copy of its accounting pursuant to Section 4.6 each month, and Numerical Technologies shall issue an invoice promptly thereafter for each calendar quarter. If any payment is not received within 30 days of the date of invoice, interest will be imposed on such amount from the date due until paid in full at a rate of interest per annum equal to the rate announced from time to time by the Chase Manhattan Bank as its prime or reference rate, plus four percent (4%).

4.6  Accounting.  Each month, no later than 30 days after the last day of the
     ----------
previous month, UMC shall send Numerical Technologies a written record detailing the total number of Royalty Bearing Wafers produced and the amount of Production Royalties due, including all such reasonable information as is required to ensure compliance with the license terms herein.

4.7  Audit.  No more than once per year, upon reasonable written notice,
     -----
Numerical Technologies may at its expense have an independent auditor from a nationally recognized accounting firm conduct an audit during UMC's normal business hours for the purpose of verifying UMC compliance with the license terms and payment obligations hereunder. Such independent auditor(s) shall sign an appropriate non-disclosure agreement with UMC which will permit the independent auditor to disclose only the extent of any non-compliance by UMC or any overpayment by UMC. If any such audit should disclose improper use of licensed rights hereunder (including underpayment), UMC shall bring itself into compliance with the Agreement within fifteen (15) days of notice of such non-compliance and issuance of an applicable invoice, and if applicable, pay Numerical Technologies for any shortfall determined. In the case of an audit showing underpayment of more than 7.5%, UMC shall also pay for the reasonable expenses of such audit. In the event an audit discloses material non-compliance by UMC, Numerical Technologies may increases the frequency of such audits to two times per year until no such material non-compliance has been reported for two audits.

4.8  Maintenance Fees. Until the completion of the third milestone as set forth
     ----------------
in Exhibit C, Numerical Technologies shall provide the software Maintenance and
   ---------
Support in Section 7 at no cost.

5.  Consulting Services. At the request of UMC, Numerical Technologies shall
    -------------------
make available to UMC PSM design flow implementation and testing services, in
accordance with those criteria as set forth on   Exhibit C hereto, and at *
                                                 ---------
until the first production milestone in Exhibit C.
                                        ---------

6.  Training.
    ---------

Numerical Technologies shall provide initial training for PSM Software to UMC at no cost until the first production milestone in Exhibit C.
                                                ---------
7.  Maintenance and Support.
    ------------------------

Subject to the terms of this conditions of this Agreement (including payment in accordance with Section 4), UMC will be entitled to Maintenance and Support as specified in this Section 7.

7.1  Maintenance and Support Services.  Subject to UMC paying the applicable
     --------------------------------
license fees, Numerical Technologies shall provide to UMC the highest level of support it generally makes available to its other customers. NTI's current highest level of Maintenance and Support is set forth in Exhibit D, and shall include, without limitation: (a) Updates, if any, and appropriate Documentation, and (b) telephone, fax-back and email assistance with respect to the PSM Software, including, as appropriate (i) clarification of functions and features of the PSM Software; (ii) clarification of Documentation pertaining to
the PSM Software;       (iii) guidance in the operation of the PSM Software; and
(iv) error verification, analysis and correction to the extent possible by telephone. Maintenance and Support will be provided only with respect to versions of the PSM Software that, in accordance with Numerical

__________________

    * Certain information in this document has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Technologies' policy, are then being supported by Numerical Technologies.

7.2  Eligibility.  Maintenance and Support will not include services requested
     -----------
as a result of, or with respect to, the following, and any services requested as a result thereof will be billed to UMC at Numerical Technologies' then-current rates:

accident; unusual physical, electrical or electromagnetic stress; neglect; misuse; failure of electric power; operation of the PSM Software with other media not meeting or not maintained in accordance with the manufacturer's specifications; or causes other than ordinary use;

improper installation or operation by UMC or use of the PSM Software that deviates from any hardware, configuration, environmental or operating procedures established by Numerical Technologies in the applicable Documentation;

modification, alteration or addition or attempted modification, alteration or addition of the PSM Software undertaken by persons other than Numerical Technologies or Numerical Technologies' authorized representatives; or

software created or supplied by UMC and UMC Scripts and Flows.

7.3  Responsibilities of UMC.  Numerical Technologies' provision of Maintenance
     -----------------------
and Support to UMC is subject to the following:

(a) UMC shall provide Numerical Technologies with access to UMC's personnel and computer equipment during normal business hours in Taiwan, as necessary or appropriate for Numerical Technologies to perform Maintenance and Support Services.

(b) In the event UMC requests support, UMC shall document and promptly report any errors or malfunctions of the PSM Software to Numerical Technologies that it wishes to have corrected. UMC shall take all steps reasonably necessary to carry out procedures for the rectification of such errors or malfunctions within a reasonable time after such procedures have been received from Numerical Technologies.

8.  Limited Warranty and Limitation of Liability.
    ---------------------------------------------

8.1 Numerical Technologies warrants that the PSM Software will perform in substantial accordance with the Documentation for ninety (90) days from the Effective Date ("Warranty Period"). If during this time period the PSM Software does not perform as warranted, Numerical Technologies shall respond to such problems in accordance with Section 7. In addition, Numerical Technologies warrants that the media on which the PSM Software is distributed will be free from defects in materials and workmanship under normal use for a period of ninety (90) days from the Effective Date. Numerical Technologies will replace any defective media returned to Numerical Technologies within the 90-day period.

8.2 The foregoing are UMC's sole and exclusive remedies for breach of warranty. The warranty set forth above is made to and for the benefit of UMC only. The warranty will apply only if:

the PSM Software has been properly installed and used at all times and in accordance with the instructions for Use; and

no modification, alteration or addition has been made to the PSM Software by persons other than Numerical Technologies.

EXCEPT AS SET FORTH ABOVE, NEITHER PARTY MAKES ANY WARRANTIES, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE REGARDING OR RELATING TO THE PSM SOFTWARE OR THE DOCUMENTATION, OR ANY MATERIALS OR SERVICES FURNISHED OR PROVIDED TO THE OTHER PARTY UNDER THIS AGREEMENT, INCLUDING MAINTENANCE AND SUPPORT. NUMERICAL TECHNOLOGIES SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT WITH RESPECT TO THE NTI-IP.

8.3  LIMITATION OF LIABILITY. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY
     -----------------------
LOSS OF PROFITS, LOSS OF USE, BUSINESS INTERRUPTION, LOSS OF DATA, COST OF COVER OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND IN CONNECTION WITH OR ARISING OUT OF THE FURNISHING, PERFORMANCE OR USE OF THE PSM SOFTWARE OR SERVICES PERFORMED HEREUNDER, WHETHER ALLEGED AS A BREACH OF CONTRACT OR

TORTUOUS CONDUCT, INCLUDING NEGLIGENCE, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT FOR NUMERICAL TECHNOLOGIES' LIABILITY ARISING OUT OF SECTION 9 BELOW AND AMOUNTS OWING BY UMC PURSUANT TO SECTION 4, NEITHER PARTY'S LIABILITY UNDER THIS AGREEMENT FOR DAMAGES SHALL, IN ANY EVENT, EXCEED THE LICENSE FEES AND/OR ROYALTIES PAID BY UMC TO NUMERICAL TECHNOLOGIES UNDER THIS AGREEMENT IN THE 24 MONTHS PRECEDING THE EVENT UPON WHICH LIABILITY IS ALLEGED. NOTWITHSTANDING THE FOREGOING, NUMERICAL TECHNOLOGIES' LIABILITY UNDER THIS AGREEMENT FOR DAMAGES FOR PATENT INFRINGEMENT (INCLUDING INDEMNIFICATION AMOUNTS UNDER SECTION 9) WILL NOT, IN ANY EVENT, EXCEED * TIMES (* X) THE AMOUNT OF THE LICENSE FEES AND ROYALTIES PAID BY UMC TO NUMERICAL TECHNOLOGIES UNDER THIS AGREEMENT.

9.  Indemnification for Infringement.  Numerical Technologies shall, at its
    --------------------------------
expense, defend or settle any suit or proceeding brought against UMC to the extent that it is based on a claim that the PSM Technology or PSM Software used within the scope hereunder constitutes the misappropriation of a trade secret or infringement of a copyright or patent right of any third party and shall pay any final judgments awarded or settlements entered into except in the case of patent infringement, with respect to which Numerical Technologies will not pay any amount in excess of the limitation of liability set forth in Section 8.3. The foregoing defense and indemnification is contingent upon UMC giving prompt written notice to Numerical Technologies of any such claim, action or proceeding of infringement and giving Numerical Technologies the authority to proceed as contemplated herein. Numerical Technologies will have the exclusive right to defend any such claim, action or allegation and make settlements thereof at its own discretion, and UMC may not settle or compromise such claim, action or allegation, except with prior written consent of Numerical Technologies, except for claims of patent infringement, in which UMC shall have the right to jointly participate in such defense and/or settlement. UMC shall give such assistance and information as Numerical Technologies may reasonably require to settle or oppose such claims. In the event any such infringement, claim, action or allegation is brought or threatened, Numerical Technologies may, at its sole option and expense:

(a) procure for UMC the right to continue Use of the PSM Technology or PSM Software, or infringing part thereof; or

(b )modify or amend the PSM Technology or PSM Software or infringing part thereof, or replace the PSM Technology or PSM Software or infringing part thereof with other software having substantially the same or better capabilities; or, if neither of the foregoing is commercially practicable,

(c) terminate UMC's license for the PSM Software and refund to UMC all license fees paid by UMC for the PSM Software, upon which time Numerical Technologies and UMC will be released from any further obligation to the other under this Agreement, except for the obligations of indemnification provided for above and such other obligations that survive termination.

Notwithstanding the above, in the event Numerical Technologies decides to terminate UMC's license pursuant to this subsection for patent infringement (c), UMC may choose to continue being licensed under this Agreement but any indemnification obligations of Numerical Technologies shall terminate for patent infringement arising out of UMC's use after the date of notice of termination and refund by NTI.

The foregoing obligations shall not apply to the extent the infringement arises as a result of modifications to the PSM Technology or PSM Software not provided by Numerical Technologies.

THE FOREGOING STATES THE SOLE REMEDY AND THE ENTIRE LIABILITY OF EITHER PARTY WITH RESPECT TO INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADE SECRET OR OTHER PROPRIETARY RIGHT OF A THIRD PARTY.

__________________

    * Certain information in this document has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

10.  Confidential Information.
     -------------------------

10.1  Treatment and Use of Confidential Information.  For a period of two (2)
      ---------------------------------------------
years following the return of confidential information to the disclosing party, the receiving party agrees to protect Confidential Information disclosed to it by the disclosing party with at least the same degree of care as it normally exercises to protect the receiving party's own information of like importance, but at least use reasonable care, in safeguarding the disclosing party's Confidential Information against disclosure. The receiving party shall use the Confidential Information solely in accordance with the provisions of this Agreement, including without limitation, for the creation of UMC Enhancements by UMC and NTI Enhancement by Numerical Technologies.

10.2  Exclusions to Confidential Information. A party's Confidential
      --------------------------------------
Information shall not include information that: (a) is now or becomes available to the public without breach of this Agreement, (b) is lawfully obtained by a third party, (c) is known to the receiving party prior to disclosure by the disclosing party and had not been obtained by the receiving party either directly or indirectly from the disclosing party with a duty of confidentiality,
(d) is developed by the receiving party independently of any disclosure by the disclosing party, or (e) is released in writing by the disclosing party.

10.3  Permitted Disclosure.  A receiving party may disclose the Confidential
      --------------------
Information of the other party (i) in accordance with the prior written approval of disclosing party, or (ii) after providing prior written notice to disclosing party and after taking "Reasonable Measures" to obtain confidential treatment of such Confidential Information where receiving party is required to disclose such information pursuant to the order or requirement of a court, administrative agency, or other governmental body. For the purposes of this Section 10.3 "Reasonable Measures" shall mean designating Confidential Information for protection under a previously existing protective order, or providing the disclosing party reasonable assistance in such disclosing party's efforts to obtain a protective order.

10.4  Terms of Agreement.  Each party agrees that the terms and conditions of
      ------------------
this Agreement shall be treated as Confidential Information and that no reference to this Agreement or to activities pertaining thereto can be made in any form of public or commercial advertising without the prior written consent of the other party; provided however, that each party may disclose the terms
                     -------- -------
and conditions of this Agreement to: (1) legal counsel of the parties, (2) in confidence, to accountants, banks, and financing sources and their advisors; (3) in confidence, in connection with a merger or acquisition or proposed merger or acquisition, or the like; (4) in accordance with applicable law and/or securities regulations; or (5) to customers, vendor and partners the terms contained in Articles 2, 5, 7, 10, 11, 12 or 14, or Sections 3.3.or 3.5.

10.5  Return of Confidential Information.  Upon termination of this Agreement
      ----------------------------------
as specified in Section 11, each party agrees to return Confidential Information of the other party to said other party, along with copies made, or to certify that all such Confidential Information has been destroyed, except that each party may retain archival copies to be used only in a dispute concerning this Agreement, and provided further that UMC may retain any NTI Confidential Information that is necessary to support customers for whom UMC continues to manufacture products in accordance with Section 11 below, provided that UMC will return or destroy (as provided above) any NTI Confidential Information used to support such customers upon the cessation of manufacturing the subject products.

10.6  Confidential Information from or for third parties.  Neither party will
      --------------------------------------------------
disclose to the other party any confidential information belonging to third parties unless it has obtained written authorization to do so.

11.  Term and Termination.
     ---------------------
11.1  Term.  This Agreement will take effect on the Effective Date and will remain in force for a term of * (*) years unless otherwise terminated in accordance with this Agreement.

11.2  Termination for Cause.  Either party may, by written notice to the
      ---------------------
other party, terminate this Agreement if any of the following events ("Termination Events") occur:

the other(a) a party fails to pay any amount due the other within thirty (30) days after the unpaid party gives

_____________________

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

the obligated party written notice of such nonpayment; or

the other(b) a party is in material breach of any non-monetary term, condition or provision of this Agreement, which breach, if capable of being cured, is not cured within thirty (30) days after the non-breaching party gives the breaching party written notice of such breach; or

(c) upon written notice by the other party if either party (i) terminates or suspends its business, (ii) becomes insolvent, admits in writing its inability to pay its debts as they mature, makes an assignment for the benefit of creditors, or becomes subject to direct control of a trustee, receiver or similar authority, or (iii) becomes subject to any Chapter 7 bankruptcy or insolvency proceeding under applicable law which is not terminated within six months.

11.3  Renewal Terms; Early Termination. The parties shall discuss in good faith
      --------------------------------
the * year renewal of this Agreement six months prior to expiration of the current term, unless both parties agree to allow the current Agreement to expire. If either party desires to terminate the Agreement before the expiration of the then-current term (other than termination pursuant to Section
11.2 for cause), such party shall send a written notice so notifying the other
party.   Within 15 days of receipt of such notice, the notified party shall engage the requesting party in good faith discussion of possible termination of this Agreement. If such discussion does not result in a renewal, then this Agreement shall expire at the end of the current term.

11.4  Effect of Termination.
      ---------------------

If any Termination Event occurs, termination will become effective immediately or on the date set forth in the written notice of termination.

     Any termination or expiration of this Agreement will not affect Sections 1, 3, 4, 7 (provided that UMC was under support coverage at the time of termination), 8, 9, 10, 11, 12, 13 and 14, which shall survive the termination
or expiration of this Agreement.   Upon expiration or termination (for any
reason other than UMC's breach of Section 3.3 or pursuant to Section 14.7): (i) all licenses granted under this Agreement to UMC shall terminate provided that UMC may continue to manufacture Royalty Bearing Wafers, and continue to Use the PSM Software for which UMC has paid license fees to manufacture Royalty Bearing Wafers, under any specific UMC Process that UMC has already been licensed to use or that have been the subject of specific discussions concerning possible use with entities that are identified on the List of Customers, and (ii) UMC shall continue to pay Production Royalties for Royalty Bearing Wafers after such termination or expiration.

     The provisions of Article 4 (except for Section 4.4) shall terminate six
(6) months after UMC ceases to manufacture Royalty Bearing Wafers.

     In the event of termination of this Agreement by reason of UMC's breach of
Section 3.3 or pursuant to Section 14.7, all licenses granted under this Agreement shall terminate immediately and automatically.

11.5  Return of Materials.  Within thirty (30) days after the date of
      -------------------
termination or expiration of this Agreement for any reason whatsoever, UMC shall return or certify the destruction of the PSM Software and all copies, in whole or in part, all Documentation relating thereto, and any other NTI Confidential Information in its possession that is in tangible form, except to the extent that the PSM Software, Documentation or NTI Confidential Information is required for use by UMC pursuant to Section 11.4. Within thirty (30) days after the date of termination or expiration of this Agreement for any reason whatsoever, Numerical Technologies shall return or certify the destruction of all UMC Confidential Information in its possession that is in tangible form.

12.  Assignment.
     -----------

Neither this Agreement nor any rights under this Agreement may be assigned or otherwise transferred by either party, in whole or in part, whether voluntary or by operation of law, including by way of sale of assets, merger or consolidation, without the prior written consent of the other party, such consent which shall not be unreasonably withheld or delayed. The foregoing notwithstanding, either party may assign this Agreement in full to a wholly owned subsidiary as part of a corporate restructuring; provided that such assigning party gives prior written notice to the other party. Subject to the foregoing, this Agreement will be

_____________________

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

binding upon and will inure to the benefit of the parties and their respective successors and assigns..

13.  Notices.
     --------

Any notice required or permitted under the terms of this Agreement or required by law must be in writing and must be (a) delivered in person, (b) sent by first class registered mail, or air mail, as appropriate, or (c) sent by overnight air courier, in each case properly posted and fully prepaid to the appropriate address set forth below. Notices will be considered to have been given at the time of actual delivery in person, three (3) business days after deposit in the mail as set forth above, or one (1) day after delivery to an overnight air courier service. Notices shall be sent to the following persons:


For Numerical Technologies:

Y.C. Buno Pati
President and CEO
Numerical Technologies, Inc.
70 W. Plumeria Dr.
San Jose, CA 95134

Kent Richardson
Corporate Counsel
Numerical Technologies, Inc.
70 W. Plumeria Dr.
San Jose, CA 95134

For UMC:


United Microelectronics Corporation
No. 3, Li-Hsin Road II
Science Based Industrial Park
Hsin-Chu City, Taiwan 30077
Attn: Fu-Tai Liou

Copy to:
Law+
993 Highlands Circle
Los Altos, CA 94024
Attn: Peter Courture, Esq.
Fax: (650) 968-8885

14.  Miscellaneous.
     --------------

14.1  Force Majeure.  Neither party will incur any liability to the other
      -------------
party on account of any loss or damage resulting from any delay or failure to perform all or any part of this Agreement if such delay or failure is caused, in whole or in part, by events, beyond the control of the parties, including without limitation acts of God, strikes, lockouts, riots, acts of war, earthquake, fire and explosions, but the inability to meet financial obligations is expressly excluded.

14.2  Waiver.  Any waiver of a party's rights or remedies under this
      ------
Agreement must be in writing to be effective. Failure, neglect, or delay by a party to enforce the provisions of this Agreement or its rights or remedies at any time, will not be construed and will not be deemed to be a waiver of such party's rights under this Agreement.

14.3  Severability.  If any term, condition, or provision in this Agreement is
      ------------
found to be invalid, unlawful or unenforceable to any extent, such invalid term, condition or provision will be severed from the remaining terms, conditions and provisions, which will continue to be valid and enforceable to the fullest extent permitted by law.

14.4  Integration.  This Agreement (including the Exhibits) contains the
      -----------
entire agreement of the parties with respect to the subject matter of this Agreement and supersedes all previous agreements, either oral or written, between the parties with respect to said subject matter. This Agreement may not be amended, except by a writing signed by both parties.

14.5  Export.  UMC may not export or re-export the PSM Software without the
      ------
prior written consent of Numerical Technologies or without the appropriate United States and foreign government licenses. Numerical Technologies will notify UMC of any applicable export laws which it knows to be applicable to the PSM Technology or PSM Software.

14.6  Publicity.  Both parties acknowledge that one party may desire to use the
      ---------
other party's name in press releases, product brochures and financial reports indicating that UMC is a customer of Numerical Technologies or UMC is licensed under the PSM Technology, PSM Software and/or PSM Patents, and each party hereby consents to the other party's use of their respective names in such a manner. UMC and Numerical Technologies agree to prepare and release a press release regarding this Agreement within fourteen (14) days of execution of this Agreement. UMC and Numerical Technologies also agree to work together to jointly promote PSM Technology to UMC customers through joint papers, workshops, and such other means as the parties may agree from time to time, provided that the extent of any participation by a party shall be in its sole discretion.

14.7  Intellectual Property Contests.  In the event UMC provides Support (as
      -------------------------------
defined below) to any third party contest or challenge to the PSM Patents, all licenses granted to UMC under Section 2 shall terminate immediately and automatically upon written notice to UMC by Numerical Technologies. For the purposes of this Section 14.7, "Support" means that UMC will not (1) allow its employees to act as an expert witness in any challenge to the PSM Patents; (ii) provide consulting services to a challenge of the PSM Patents; or (iii) provide financial or legal support to a challenge of the PSM Patents.

14.8  Counterparts.  This Agreement may be executed in counterparts, each of
      ------------
which so executed will be deemed to be an original and such counterparts together will constitute one and the same agreement.

14.9  Language.  This Agreement is in the English language only, which
      --------
language will be controlling in all respects, and all versions hereof in any other language shall be for accommodations only and shall not be binding upon the parties. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.

14.10 Governing Law.  This Agreement will be interpreted and construed in
      -------------
accordance with the laws of the State of California, without regard to conflict of law principles, and as applied to agreements entered into by California residents and performed entirely within the state of California.

14.11 Arbitration. The parties will endeavor to settle amicably by mutual
      -----------
discussions any disputes, differences, or claims whatsoever related to this Agreement. Failing such amicable settlement, any controversy, claim, or dispute between the parties arising under or relating to this Agreement, including the existence, validity, interpretation, performance, termination or breach thereof, shall finally be settled by arbitration in accordance with the Arbitration Rules of the American Arbitration Association ("AAA"). There will be three (3) arbitrators (the "Arbitration Tribunal"), the first of which will be appointed by the claimant in its notice of arbitration, the second of which will be appointed by the respondent within thirty (30) days of the appointment of the first arbitrator and the third of which will be jointly appointed by the party-appointed arbitrators within thirty (30) days thereafter. The language of the arbitration shall be English. The Arbitration Tribunal will not have the authority to award punitive damages to either party. Each party shall bear its own expenses, but the parties will share equally the expenses of the Arbitration Tribunal and the AAA. This Agreement will be enforceable, and any arbitration award will be final, and judgment thereon may be entered in any court of competent jurisdiction. The arbitration will be held in Honolulu, Hawaii, USA. Notwithstanding the foregoing, claims for preliminary injunctive relief and other pre-judgment remedies may be brought in any court with jurisdiction over the subject matter and parties. All aspects of the arbitration shall be treated as strictly confidential.

IN WITNESS WHEREOF, the parties have executed this Agreement.

United Microelectronics, Inc. (UMC)   NUMERICAL TECHNOLOGIES, INC.

By:   /s/ Fu-Tai Liou                 By:   /s/ Y.C. (Buno) Pati
      -------------------------             ---------------------------------

     Fu-Tai Liou, CTO                      Y.C. (Buno) Pati, CEO
-------------------------------       ---------------------------------------
(Print Name and Title)                (Print Name and Title)

Date: 12/31/00                        Date: December 31, 2000
      -------------------------       ---------------------------------------

Address:                              Address:

No. 3, Li-Hsin Rd. 2, Science-Based
Industrial Park,                      70 W. Plumeria Dr.
------------------------------------  ---------------------------------------

Hsinchu, Taiwan                       San Jose, CA  95134 U.S.A.
------------------------------------  ---------------------------------------

                                   EXHIBIT A
                                   ---------


                              PRODUCTION ROYALTIES


-----------------------------------------------------------------------------------------------
 Wafer Number (annually, resetting to 0 on                         Royalty Rate
 January 1 of each year)
-----------------------------------------------------------------------------------------------
*                                               *  %
-----------------------------------------------------------------------------------------------
*                                               *  %
-----------------------------------------------------------------------------------------------
*                                               *  %
-----------------------------------------------------------------------------------------------
*                                               *  %
-----------------------------------------------------------------------------------------------
*                                               *  %
-----------------------------------------------------------------------------------------------
*                                               *  %
-----------------------------------------------------------------------------------------------

---------------
 * Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   EXHIBIT B
                                   ---------



                        Designated Seats Licensed by UMC
                        ---------- ----- ---------------


---------------------------------------------------------------------------------------------------------
Location                                       Equipment                       Other Information
---------------------------------------------------------------------------------------------------------

                                   EXHIBIT C
                                   ---------

                                   MILESTONES



PSM Design Flow Implementation and Testing Services
---------------------------------------------------


PSM design flow implantation and testing services means services to design, implement, and test, a production worthy flow that begins with GDSII layout data as input and produces phase shifted, OPC corrected, and verified output ready for mask data preparation. These services further include the creation and testing of scripts necessary to implement this flow.


MILESTONES
----------


----------------------------------------------------------------------------------------------
MILESTONE                                                                          DATE
----------------------------------------------------------------------------------------------
*                                                                                    *
----------------------------------------------------------------------------------------------
*                                                                                    *
----------------------------------------------------------------------------------------------
*                                                                                    *
----------------------------------------------------------------------------------------------

---------------
 * Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

SPECIFICATION
-------------

*
-------------
 * Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   EXHIBIT D
                                   ---------

                                    SUPPORT


1. Telephone Support: Telephone support provided 9 a.m. to 5:30 p.m. (local Taiwan time) Monday-Friday.

2. Fax-Back Service: Written responses provided to specific questions, problems and recommendations from licensees.

3. Email: Emailed responses provided to specific questions, problems and recommendations from licensees.

                                   EXHIBIT E
                                   ---------

                         CURRENCY CONVERSION PROCEDURES